Exhibit 10.2


                                 Amendment No. 1
                                     to the
                           Citizens Utilities Company
                Non-Employee Directors' Deferred Fee Equity Plan
                  (as Amended and Restated as of May 18, 2004)

1. Section 6.1 of the Citizens Utilities Company Non-Employee Directors' Deferred Fee Equity Plan (as Amended and Restated as of May 18, 2004) (the "Plan") shall be amended and restated in its entirety as follows:

          "Crediting Stock Plan Accounts.

               The Stock Plan Account of each Stock Plan Participant shall be credited as of each Accounting Date with Plan Units equal to the total cash value of fees earned in a quarter divided by 85% of the average of the high and low prices of the stock on the first trading day of the year the election is in effect ("Initial Market Value"). Plan Units will be credited to the director's account as of the first business day of the fiscal quarter following the fiscal quarter in which such Stock Plan Fees were earned. The quarterly crediting of the Plan Units has been established for administrative convenience. As of the date of any payment of a stock dividend or stock split by the Company, a participant's Stock Plan Account will be credited with Plan Units equal to the number of shares of Common Stock (including fractional share entitlements) which are payable by the Company with respect to the number of shares (including fractional share entitlements) equal to the number of Plan Units credited to the Participant's Stock Plan Account on the record date for such stock dividend or stock split. As of the date of any dividend in cash or property or other distribution payable to holders of Common Stock, the Participant's Stock Plan Account shall be credited with additional Plan units equal to the number of shares of Common Stock (including fractional share entitlements) that could have been purchased at the Fair Market Value as of such payment date with the amount which would have been received as a dividend or distribution on the number of shares (including fractional share entitlements) equal to the Plan Units credited to the Participant's Stock Plan Account as of the record date."

2. This Amendment shall be effective as of December 15, 2005.

3. Except as specifically provided herein, the Plan shall remain in full force and effect.